EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-217399 on Form S-8 of PCSB Financial Corporation of our report dated June 29, 2020 appearing in this Annual Report on Form 11-K of PCSB Bank 401(k) Savings Plan for the year ended December 31, 2019.

/s/ Crowe LLP
Crowe LLP

New York, New York
June 29, 2020
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